                              Secretary of State      For office use only   002
                             Corporations Section


MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
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                             ARTICLES OF AMENDMENT
Please include a typed              TO THE
self addressed envelope    ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is  ALPHA BYTES, INC.
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SECOND: The following amendment to the Articles of Incorporation was adopted on
NOVEMBER 01                    1999     , as prescribed by the Colorado
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Business Corporation Act, in manner marked with an X below:

_______ No shares have been issued or Directors Elected - Action by Incorporators

_______   No shares have been issued but Directors Elected - Action by Directors

_______ Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

___X___ Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is H-NET.COM,
                                                                     -----------
INC.
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FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have delayed effective date, please list that date:
_______________
             (Not exceed ninety (90) days from the date of filing)



                                   _____________________________________________

                                   Signature____________________________________

                                    Title  CHAIRMAN
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